Exhibit 10.5

                              EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT made as of May 22, 1999, between Barrington L. Simon, an individual residing at Ancaster, Ontario (hereinafter referred to as the "Employee") Management Group, Inc., a Nevada Corporation with offices at Suite 301, 3060 Burlington, Ontario, L7M lA3, and Suite 216, 4475 Mission Blvd, San Diego, CA 92109 (hereinafter referred to as the "Employer'"),

        WHEREAS, the Employer desires to employ the Employee, and the Employee desires to serve as an employee of the Employer on the terms and conditions hereinafter set forth,

        NOW THEREFORE, in consideration of the mutual covenant and promises of the parties hereto, the Employer and the Employee agree as follows:

         1. Employment: The Employer hereby agrees to employ the Employee as President to perform managerial and executive functions of the Employer, and the Employee hereby agrees to perform such services for the Employer on the terms and conditions hereinafter stated, subject to the directives of the Board of Directors of the Employer.

         2. Term of Employment: The term of this Agreement shall begin on May 1, 1999, and shall continue in full force and effect until April 30 2004. Notwithstanding the foregoing the Employer may terminate this Agreement at any time without cause upon sixty (60) days written notice to Employee in which event the Employer shall pay severance to Employee pursuant to Section 8(g) hereof.

         3. Compensation: During the term of this Agreement, for all services rendered by Employee under this Agreement, the Employer shall pay the Employee an annual base salary of two hundred fifty thousand dollars ($250,000) (U.S.) per annum, payable in arrears at a rate of twenty thousand eight hundred thirty-three dollars and thirty-three cents ($20,833.33) (U.S.) on the last day of each month. The Employee's base salary may be increased by the Board of Directors from time to time in its sole and absolute discretion In addition to the annual base salary described in this Section, Employee may receive cash performance bonuses in the sole and absolute discretion of the Board of Directors of the Employer.

         4. Stock Option: All options to purchase shares of the Common Stock of the Employer as follows:

            (a) The Employee shall be granted options on January 1 of each year equal to three (3) times the Employee's annual salary.

            (b) The purchase price of the options will be set at one hundred and twenty five percent (125%) of the closing price of the Employer's common stock on December 31 of the year prior.

         5. Fringe Benefits:

            (a) During the term hereof, commencing on the day and year first above written, the Employer shall (i) provide the Employee and his immediate family with medical and hospitalization insurance substantially similar to that provided for the other executive personnel of the Employer in similar management positions, (ii) reimburse the Employee and his immediate family for dental expenses incurred each year up to two hundred fifty dollars ($250.00), provided that the aggregate amount of such reimbursement in any year shall. not exceed five thousand dollars ($5,000.00) (such reimbursement shall be in addition to any dental insurance provided to the Employee and his immediate family under any dental plan from time to time maintained by the Company), and (iii) life insurance in an amount equal to four (4) times Employee's annual base salary.

            (b) The Employee is authorized to incur on behalf the of Employer only such reasonable expenses (including travel and entertainment) in connection with the business of the Employer as are in conformity with the Employer's published guidelines. The Employer shall reimburse Employee for all such reasonable expenses incurred in connection with the business of the Employer upon the presentation by the Employee, first time to time, of an itemized account of such expenditures, which account shall be in form and substance in conformity with the rules and regulations of the Internal Revenue Service or Canadian tax authorities. The total amount of reimbursable expenses shall not exceed fifty-thousand dollars ($50,000) in any one (1) calendar year.

            (c) During the term hereof the Employer shall provide Employee with an automobile expense allowance equal to five hundred dollars ($500) per month, plus gas.

         6. Duties and Extent of Services: Upon the execution of this Agreement and throughout its term, the Employee shall assume the position of Chief Executive Officer for the Employer and shall undertake all of the duties incident to such office in addition to rendering all such other management duties as the Board of Directors may reasonably request. The parties hereto shall take whatever action is necessary to cause the election or appointment of the Employee to such position. The Employee shall exert his best efforts and shall devote his time and attention to the affairs of the Employer. During the term of this Agreement the Employee shall not, directly or indirectly, alone or as a member of a partnership (in the capacity of a general partner or limited liability company (in the capacity of a manager), or as an officer, director, significant shareholder (i.e., owning or holding beneficially or of record ten percent (10%) or more of the voting shares of an entity), or employee of any other corporation or entity, be engaged in or concerned with any other duties or pursuits whatsoever for pecuniary gain requiring more than ten percent (10%), of his time without the prior written consent of the Employer.

         7. Vacation: During each year of the term of this Agreement, the Employee shall be entitled to six (6) weeks vacation, the time of which shall be subject to the prior approval of the Board of Directors of the Employer. The Employee shall also be entitled to six (6) discretionary leave days, which accrue at one-half (1/2) day per month.


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


         8. Termination: Unless renewed as provided herein, the Employee's employment hereunder shall terminate on April 30, 2004, or sooner upon the occurrence of any of the following events:

            (b) The termination of the Employee's employment hereunder by the Employer, at its option, to be exercised by written notice from the Employer to the Employee, upon the employee's incapacity or inability to perform his services as contemplated herein for a period of at least twenty (20) consecutive days or an aggregate of thirty (30) consecutive or non-consecutive days during any twelve (12) month period during the term hereof due to the fact that his physical or mental health shall have become impaired so as to make it impossible or impractical for him to perform the duties and responsibilities contemplated for him hereunder; or

            (c) The termination for cause of the Employee's employment hereunder by the Employer, at its option, to be exercised by written notice from the Employer to the Employee in the event the Employee IS derelict in his duties or commits any misconduct with respect to the Employer's affairs and such dereliction or misconduct shall continue for a period of ten (10) days after the Employer shall have given the Employee written notice specifying such dereliction or misconduct, and advising him that the Employer shall have the right to terminate his employment hereunder in the event such misconduct continues through such ten (10) day period.

            (d) In the event that the Employee commits an act constituting common law fraud or any crime, which could reasonably be expected to have an adverse impact on the Employer, its business or assets.

            (e) In the event that the Employee should fail (other than on account of illness or other incapacity) or refuse to carry out the reasonable directives of the Board Directors of the Employer. and such failure or refusal shall continue for a period of twenty (20) days after the Employer shall have given the Employee written notice specifying such directives and wherein the Employee has failed or refused to carry out the same, and advising him that the Employer shall have the right to terminate his employment hereunder in the event such failure or refusal continues through such ten (10) day period.

            (f) Cessation of the Employer's business.

            (g) On sixty (60) days written notice from the Employer  pursuant to
Section 2 hereof if (i) the  Employer  terminates  this  Agreement  pursuant  to
Section 2 hereof on sixty (60) days notice without cause or (ii) there is a Change in Control (as hereinafter defined) that occurs prior to the expiration or termination of this Agreement and, within three (3) months after the Change in Control, (A) Employee's employment is terminated by the Employer otherwise than for the reasons set forth in Sections (8)(a), (b), (c), (d), (e) and/or (f) hereof or (B) Employee terminates his employment for Good Reason (as hereinafter defined), then Employer shall pay to Employee as severance pay, a total amount equal to (i) his annual base salary, payable in twelve (12) equal consecutive monthly installments (without interest) beginning one (1) month after such termination plus (ii) the fringe benefits described in Section 5(a) for the twelve (12) month period commencing on the effective date of such termination.


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

        Employee expressly understands that payment of such severance pay and benefits (or portion thereof if such payments terminate pursuant to the last sentence of this paragraph) represents liquidated damages in full and settlement of any and all amounts owed by Employer to Employee under this Agreement or otherwise except for the accrued portion, if any, bonus, stock option, commission, vacation or other benefit to which Employee is expressly entitled pursuant to any formal, written plan or agreement maintained by the Employer. Notwithstanding the foregoing, if Employee obtains full-time employment from any person or entity or accepts an engagement as a self-employed consultant or similar position during such twelve (12) month period, then, upon commencement of any such employment or the severance pay and benefits payable under this
Section 8(g) shall immediately be reduced by an amount equal to the compensation tier and/or benefits payable by such employment or engagement and the Employer shall have no further obligation to Employee under this Agreement or otherwise.

            (h) As used in this Agreement, the following terms have the meanings set forth below:

               (i) "Affiliate" of a person means any person directly or indirectly controlling, controlled by or under common control with the first person.

               (ii) "Associate" has the meaning ascribed thereto in Rule 12b-2 under the Exchange Act as in effect on the date hereof.

               (iii) "Change in Control" means the occurrence of ANY of the following events:

            (A) A consolidation, merger, combination or other transaction between Parent or Employer, and any other corporation or other legal entity (other than an Affiliate of Parent OR Employer) in which shares of common stock of Parent or Employer are exchanged for or changed into other stock or securities, cash and/or other proper, if as a result of such transaction, less than fifty percent (50%) of the combined voting power of the common stock (or other securities entitled to vote generally in the election of directors) of the surviving or resulting entity is beneficially owned (as hereinafter defined) by the beneficial owners of the Parent's or Employer's common stock as the case may, be as of the date hereof ("Current Shareholders") and the number of persons serving on the Board of Directors of the surviving or resulting entity who are Affiliates, Associates, designees or nominees any single "person" (as defined in Section 13(d)(3) of the Exchange Act) other than the Current Shareholders is greater than the number of persons serving on such Board of Directors who are Affiliates, Associates, designees or nominees of the Current Shareholders;

            (B) A sale of all or at least fifty percent (50%) (measured by book value of the most recent annual or quarterly BALANCE sheet) of tie assets of Parent or Employer to other corporation of or other legal entity (other than one of the Current Shareholders or any Affiliate of Parent or Employer); and

            (C) A sale or other disposition of shares of common stock of Parent or Employer by the Current Shareholders to any corporation or other legal entity (other than one of the Current Shareholders or any Affiliate of Parent or Employer) as a result of which less than


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

twenty-five percent (25%) of the then-outstanding common stock of Parent or Employer is beneficially owned (as hereinafter defined) by the Current Shareholders and the number of persons serving on Parent's or Employer's Board of Directors who are Affiliates, Associates, designees or nominees of any single "person" (as defined in Section 13(d) (3)of the Exchange Act) other than the Current Shareholders is greater than the number of persons serving on Parent's or Employer's Board of Directors who are Affiliates, Associates, designees or nominees of the Current Shareholders.

        Beneficial ownership will be determined by applying the definition set forth in Rule 13d3 under the Exchange Act as in effect on the date hereof. Also, for purposes of this Agreement, any person who, on the date on which a Change in control occurs, is serving on Parent's or Employer's Board of Directors will deemed to be Affiliate, Associate, Designee or Nominee of the Current Shareholders after the Change in Control for as long as such person serves as a director of Parent or Employer or of any entity that survives or results from a transaction described in Section S(h) (iii).

               (iv) "Employer" includes any successor to all or substantially all of the 'businesses or assets of the Employer.

               (v) "Exchange Act" means the Securities Exchange Act of 1934, as amended form time to time.

               (vi) "Good Reason" means that, following a Change in Control and without Employee's written, consent, (A) there has been a material and significant adverse change in the nature or scope of Employee's authority, duties or responsibilities in effect immediately prior to the Change in Control;
(B) there has been a reduction in Employee's annual base salary in effect immediately prior to the Change in Control or an adverse change in Employee's total compensation such that Employee's compensation and benefits in the aggregate are not materially comparable to his aggregate compensation and benefits in effect immediately prior to the Change in Control; or (C) the principal place of Employee's employment is relocated to a place that is more than two hundred (200) miles from the principal place of Employee's employment immediately prior to the Change in Control or Employee is required to be away from his office in the course of discharging his duties and responsibilities materially and significantly more than was required prior to the Change in Control.

        In the event of any termination (other than by the Employer without cause on thirty (30) days' notice pursuant to Section 2), the Employer shall pay to the Employee such portion of his annual base salary payable to the date such termination becomes effective (reduced by any amount payable pursuant to any disability insurance policies), and thereafter the Employee shall have no claim for any further compensation hereunder; provided, however, that in the event of the Employee's death, his death shall be deemed to have occurred on the last day of the month in which he dies. Upon any termination Employee shall also receive all the benefits to which he is entitled under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), provided that if the Employee is entitled to receive severance and fringe benefits described in Section 8(g), COBRA benefits shall commence at the expiration of the twelve (12) month (or such shorter period) as is provided in such Section.


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

         9. Restrictions On The Employee: During the period commencing on the date hereof and ending two (2) years after the termination of the Employee's employment by the Employer for any reason, the Employee shall not directly or indirectly induce or attempt to induce any of the employees of the Employer to leave the employ of Employer. If this Agreement is terminated by the Employer pursuant to Section 2 hereof, the foregoing two (2) year period shall be reduced to one (1) year.

         10. Covenant Not To Compete: During the period commencing on the date hereof, and ending three (3) years after the termination of the Employee's employment for any reason, the Employee shall not, except as a passive investor in publicly held companies, engage in, or own or control any interest in, or act a9 principal, director, officer employee of, or consultant to, any firm or corporation which is in competition with the Employer or its Parent. If this Agreement is terminated by the Employer pursuant to Section 2 hereof, the foregoing three (3) year period shall be reduced to two (2) years

         11. Proprietary Information:

            (a) For purposes of this Agreement, "proprietary information" shall mean any proprietary information relating to the business of the Employer or its Parent or any entity in which the Employer or its Parent has a controlling interest that has not previously been publicly released by duly authorized representatives of the Employer and shall include (but shall not be limited to) information encompassed in all proposals, marketing and sales plans, financial information, costs, pricing information, computer programs (including without limitation source code, object code, algorithms and models), customer information, customer lists, and all methods, concepts, know-how or ideas in or reasonably related to the business of Employer or any entity in which the Employer has a controlling interest. The Employee agrees to regard and preserve as confidential all proprietary information whether he has such information in his memory or in writing or other tangible or intangible form. The Employee will not, without written authority from the Employer to do so, directly or indirectly, use for his benefit or purposes, nor disclose to others, either during the term of his employment hereunder, or thereafter, any proprietary information except as required by the conditions of his employment hereunder or pursuant to court order (in which case Employee shall give the Employer prompt written notice so that the Employer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. The Employee agrees not to remove from the premises of the Employer or any subsidiary or affiliate of the Employer, except as an employee of the Employer in pursuit of the business of the Employer or any of its subsidiaries, affiliates or any entity in which the Employer has a controlling interest, or except as specifically permitted in writing by the Employer, any document or object containing or reflecting any proprietary information. The Employee recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the employer. Proprietary information shall not include information which is presently in the public domain in or which comes into the public domain through no fault of the Employee or which is disclosed to the Employee by a third party lawfully in possession of such information with a right to disclose same.

            (b) All proprietary information and all of the Employee's interest in trade secrets, trademarks, computer programs, customer information, customer lists, employee lists,


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

products, procedure, copyrights, patents and developments hereafter to the end of the period of employment hereunder developed by the Employee as a result of, or in connection with, his employment hereunder, shall belong to the Employer; and without further compensation, but at the Employer's expense, forthwith upon request of the Employer, Employee shall execute any and all such assignments and other documents and take any and all such other action as Employer may reasonably request in order to vest in Employer all the Employee's right, title and interest in and to all of the aforesaid items, free and clear of liens, charges and encumbrances.

            (c) The Employee expressly agrees that the covenants set forth in Sections 9, 10 and 11 of this Agreement are being given to Employer in connection with the employment of the Employee by Employer and that such covenants are intended to protect Employer against the completion by the Employee, within the terms stated, to the fullest extent deemed reasonable and permitted m law and equity. In the event that the foregoing limitations upon the conduct of the Employee are beyond those permitted by law, such limitation, both as to time and geographical area, shall be, and be deemed to be, reduced in stop and effect to the maximum extent permitted by law.

         12. Injunctive Relief: The Employee acknowledges that the injury to the Employer resulting from any violation by him of any of the covenants contained in this Agreement will be of such a character that it cannot be adequately compensated by money damages, and, accordingly, the Employer may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the, matter retaining any such violation.

         13. Representation of Employee: The Employee represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

         14. Parties; Non-Assignability: As used herein, the term the "Employer" shall mean and include the Employer, its Parent and any subsidiary thereof and any successor thereto unless the context indicates otherwise. Any assignment of this Agreement shall be subject to the provisions of Section 8(g). This Agreement and all rights hereunder are personal to the Employee and shall not be assignable by him and any purported assignment shall be null and void and shall not be binding on the Employer.

         15. Entire Agreement: This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous representations, negotiations, commitments, and writing with respect thereto.

         16. Amendment or Alteration: No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by all of the parties hereto.

         17. Choice of Law: of This Agreement shall be governed by the laws of the State of Nevada.

         18. Arbitration: Any controversy, claim, or breach arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Toronto, Canada, in accordance with the rules of the American Arbitration Association and the judgment upon the award rendered shall be entered by consent in any court having jurisdiction thereof.


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

         19. Notices: Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to the residence of the Employee, or to be principal office of the Employer, respectively.

         20. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver any subsequent breach by any of the parties hereto.

         21. Binding Effect: The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, administrators, successors, and permitted assigns.

         22. Gender: Pronouns in any gender, shall be construed as masculine, feminine, or neuter as the context requires in this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LIGHT MANAGEMENT GROUP, INC.


By:  Bryan Latimer                          By:  Ian Brock
     -----------------------------               -------------------------------
Signature: /s/ Bryan Latimer                Signature: /s/ Ian Brock
           -----------------------                     -------------------------


BARRINGTON L. SIMON


Signature: /s/ Barrington L. Simon
           -----------------------

                             STOCK OPTION AGREEMENT

By way of compensation recognizing the additional performance of the CEO, Light Management Group agrees to the following option package of Barrington L. Simon. This option package shall be in addition to any other compensation due to Mr. Simon. The following schedule constitutes the common share amounts and the exercise price:

1. One Hundred Thousand shares (100,000) @ Twenty-Five Cents (0.25) per share;
2.      One Hundred Thousand shares (100,000) @ Fifty Cents ($0.50) per share;
3. Two Hundred Fifty Thousand shares (250,000) @ One Dollar ($1.00) per share;
4. Two Hundred Fifty Thousand shares (250,000) @ One Dollar Fifty Cents ($1.50) per share;
5. Five Hundred Thousand shares (500,000) @ Two Dollars ($2.00) per share. All of these options will have registration rights by way of S-8.

The subject options to purchase common shares in Light Management Group are effective upon signing this Option Agreement by both parties and the subject options shall be immediately vested an any unexercised options shall expire five years from date of signing this Agreement.

This agreement is effective and binding upon signing.

LIGHT MANAGEMENT GROUP


/s/ Don Iwacha                               /s/ Barrington L. Simon
-----------------------------                -----------------------------
    Don Iwacha                                   Barrington L. Simon


Date:  July 5, 2000                          Date:  5/7/2000
     -----------------                            ----------------